Exhibit 99.2

Amesite Announces Founder and CEO, Dr. Ann Marie Sastry Delivering Keynote and Company Presentation at LD Micro Main Event XVI

DETROIT, Sept. 28, 2023 (GLOBE NEWSWIRE) -- Amesite Inc. (NASDAQ: AMST), a leading artificial intelligence software company offering a cloud-based learning platform for business and education markets, announced today its Founder and CEO, Dr. Ann Marie Sastry will give the opening keynote address at LD Micro’s Main Event on Monday, October 2, 2023 at 5pm PDT. She will be joined by LD Micro CEO and Founder, Chris Lahiji, as they discuss “How AI Is Eating Software and Changing the Investment Landscape.”

Dr. Sastry will also deliver a presentation on Amesite on Tuesday, October 3 at 8am PDT, answering questions in a live discussion forum. The Amesite presentation will be live-streamed and can be accessed by using the following link: https://me23.sequireevents.com/. Dr. Sastry will also be available to meet 1:1 with investors on Tuesday, October 3rd.

Attendees are invited to contact our IR team to schedule 1:1 meetings with Dr. Sastry about how their AI is transforming learning, improving products and dramatically reducing delivery costs for their Customers.

“Alongside healthcare, education is one of the most important sectors of the economy, and more importantly, society. We are honored to have Amesite present, and looking forward to hearing about their progress and how their online learning platform is changing lives for the better, each and every day.” stated Chris Lahiji, Founder of LD Micro.

“LD Micro is the leader in the small cap world, and Chris Lahiji has consistently delivered the most compelling and relevant information to our community. We are once again honored to work with the team and be a part of this must-attend event in our space,” said Amesite CEO, Dr. Sastry.

About LD Micro and the Main Event

For the past 15 years, the LD Micro conferences have showcased the next big names in the small-cap world to investors and influencers. In addition, the LD Micro Index provides one of the most accurate representations of the intraday activity of micro-cap stocks in North America. LD Micro’s Main Event runs from October 2-5 in Los Angeles, hosting over 200 companies and 1,000 investors.

About Amesite Inc.

Amesite delivers its scalable, customizable, white-labeled online learning platform to universities, businesses, museums, and government agencies, enabling them to deliver outstanding digital learning. Amesite provides a single system that combines eCommerce, instruction, engagement, analytics, and administration using best-in-class infrastructure to serve multi-billion-dollar online learning markets. For more information, visit www.amesite.io.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia

TraDigital IR

(917) 633-8980

christine@tradigitalir.com